UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 8, 2023

MP MATERIALS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-39277	84-4465489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1700 S. Pavilion Center Drive, 8th Floor
Las Vegas, Nevada 89135
(Address of principal executive offices and Zip Code)
(702) 844-6111
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.0001 per share	MP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 8, 2023, the Board of Directors (the “Board”) of MP Materials Corp. (the “Company”) increased the size of the Board from seven directors to eight directors and subsequently elected Arnold W. Donald to fill the vacancy. Mr. Donald was elected as a Class III director with a term expiring at the 2023 annual meeting of stockholders, and Mr. Donald was appointed as a member of the Compensation Committee of the Board.
Mr. Donald shall be eligible to participate in all previously established and disclosed compensation plans in which non-employee directors participate. Such compensation plans are described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 29, 2022. There are no arrangements or understandings between Mr. Donald and any other person pursuant to which he was selected as a director. Mr. Donald has not been a party to any transaction involving the Company required to be disclosed under Item 404(a) of Regulation S-K.
On March 8, 2023, the Company issued a press release announcing Mr. Donald’s election to the Board, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated March 8, 2023 of MP Materials Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 9, 2023	MP Materials Corp.

		By:	/s/ Elliot D. Hoops
Elliot D. Hoops
General Counsel and Secretary
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